UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: October 3, 2018 (Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Full Conversion of Series D Preferred. The Company previously reported that 1,496,000 shares of Series D Convertible Preferred Stock (“Series D Preferred”), that were issued in the Company’s July 2018 public offering (the “Public Offering”), were outstanding at September 30, 2018. As of October 3, 2018, all remaining shares of the Company’s Series D Preferred stock have been voluntarily converted by the holders to the Company’s common stock and no shares of Series D Preferred stock remain outstanding. The Company received no additional proceeds from the conversions of Series D Preferred by the holders thereof.

Warrant Exercises. In the Company’s Public Offering, the Company issued 13,800,000 warrants to acquire the Company’s common stock at an exercise price of $1.00 per share (the “Public Offering Warrants”). As of October 5, 2018, 9,243,000 shares of Company common stock have been issued as a result of the voluntary exercise of such Public Offering Warrants by the holders thereof. The warrant exercises resulted in gross proceeds to the Company of $9,243,000.

Common Stock Outstanding. As of October 5, 2018, the Company has 29,158,135 shares of common stock issued and outstanding inclusive of the aforementioned warrant exercises and Series D Preferred conversions.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of October, 2018.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer